News Release

Virtus Investment Partners Announces Financial Results for First Quarter 2020

▪	Earnings Per Share - Diluted of ($0.58); Earnings Per Share - Diluted, as Adjusted, of $3.32

▪	Total Sales of $7.0B; Net Flows of ($1.3B); Long-Term AUM of $89.5B; Total AUM of $90.7B

Hartford, CT, May 1, 2020 - Virtus Investment Partners, Inc. (NASDAQ: VRTS) today reported financial results for the three months ended March 31, 2020.

Financial Highlights (Unaudited)
(in millions, except per share data or as noted)

	Three Months Ended			Three Months Ended
	3/31/2020	3/31/2019	Change	12/31/2019	Change

U.S. GAAP Financial Measures
Revenues	$144.6	$130.7	11%	$146.1	(1%)
Operating expenses	$120.0	$109.7	9%	$108.3	11%
Operating income (loss)	$24.6	$21.0	17%	$37.8	(35%)
Operating margin	17.0%	16.1%		25.9%
Net income (loss) attributable to common stockholders	$(4.3)	$19.7	N/M	$20.8	N/M
Earnings (loss) per share - diluted	$(0.58)	$2.61	N/M	$2.83	N/M
Weighted average shares outstanding - diluted	7.422	8.322	(11%)	8.084	(8%)

Non-GAAP Financial Measures (1)
Revenues, as adjusted	$127.1	$112.6	13%	$128.4	(1%)
Operating expenses, as adjusted	$87.1	$79.1	10%	$78.3	11%
Operating income (loss), as adjusted	$40.1	$33.5	20%	$50.1	(20%)
Operating margin, as adjusted	31.5%	29.8%		39.0%
Net income (loss) attributable to common stockholders, as adjusted	$26.5	$22.7	16%	$34.9	(24%)
Earnings (loss) per share - diluted, as adjusted	$3.32	$2.73	22%	$4.32	(23%)
Weighted average shares outstanding - diluted, as adjusted	7.975	8.322	(4%)	8.084	(1%)

(1) See the information beginning on page 11 for reconciliations to the most directly comparable U.S. GAAP measures and other important disclosures
N/M - Not Meaningful

Earnings Summary

The company presents U.S. GAAP and non-GAAP earnings information in this release. Management believes that the non-GAAP financial measures presented reflect the company’s operating results from providing investment management and related services to individuals and institutions and uses these measures to evaluate financial performance. Non-GAAP financial measures have material limitations and should not be viewed in isolation or as a substitute for U.S. GAAP measures. Reconciliations of the non-GAAP financial measures to the most comparable U.S. GAAP measures can be found beginning on page 11 of this earnings release.

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 2.

Assets Under Management and Asset Flows
(in billions)

	Three Months Ended			Three Months Ended
	3/31/2020	3/31/2019	Change	12/31/2019	Change
Ending long-term assets under management (1)	$89.5	$99.9	(10%)	$107.7	(17%)
Ending total assets under management	$90.7	$101.7	(11%)	$108.9	(17%)
Average long-term assets under management (1)	$104.7	$94.7	11%	$103.9	1%
Average total assets under management	$105.9	$96.4	10%	$105.1	1%
Total sales	$7.0	$5.5	28%	$4.8	47%
Net flows	$(1.3)	$(0.1)	N/M	$0.3	N/M

(1) Excludes assets under management in liquidity strategies, including in certain open-end mutual funds and institutional accounts
N/M - Not Meaningful

Long-term assets under management decreased 17% to $89.5 billion at March 31, 2020 from $107.7 billion at December 31, 2019 primarily due to $16.6 billion of market depreciation. Total assets under management at March 31, 2020 were $90.7 billion, including $1.2 billion of assets in liquidity strategies.
Total sales of $7.0 billion increased 47% from the fourth quarter as a result of higher sales of open-end funds, institutional, retail separate accounts, and structured products. Open-end fund sales increased 65% sequentially to $3.9 billion with strong increases in sales of both equity and fixed income funds. Institutional sales increased 21% sequentially to $1.5 billion as a result of flows into existing mandates as well as new mandates at multiple affiliates. Retail separate account sales of $1.1 billion were up 5% sequentially due to growth in the intermediary-sold channel. Structured product sales were $0.5 billion and included a $0.4 billion collateralized loan obligation (CLO) offering that closed during the quarter.
Net flows in the first quarter of ($1.3) billion, compared with positive net flows of $0.3 billion in the prior quarter, were due to elevated redemptions related to the challenged market environment in March. Net outflows were primarily related to open-end fund redemptions, but also included net outflows in institutional and exchange traded funds, partially offset by positive net flows in retail separate accounts and structured products. Open-end fund net outflows totaled $1.6 billion, $1.4 billion of which were in fixed income, primarily in more credit-sensitive strategies. Institutional net outflows of $0.3 billion compared with positive net flows of $0.1 billion in the prior quarter. Positive net flows of $0.3 billion in retail separate accounts included contributions from both the intermediary sold and private client channels. Structured product positive net flows were primarily due to the CLO offering during the quarter.

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 3.

GAAP Results

Operating income decreased 35% sequentially to $24.6 million from $37.8 million in the prior quarter, primarily reflecting $7.7 million of seasonal employment expenses and $6.7 million in operating expenses of consolidated products largely consisting of launch costs for the new CLO.
Net loss attributable to common stockholders of ($0.58) per diluted common share included ($2.10) of realized and unrealized losses on investments, ($1.00) of CLO launch expenses, ($0.86) of fair value adjustments on affiliate non-controlling interests, and a $0.07 gain on extinguishment of debt. Fourth quarter net income per diluted share of $2.83 included ($0.71) of fair value adjustments on affiliate non-controlling interests and ($0.31) of net realized and unrealized losses on investments.

The effective tax rate of 91% during the first quarter compared with 28% in the prior quarter, reflecting an increase in the valuation allowance related to marketable securities, for which there is no tax benefit.

Non-GAAP Results
Revenues, as adjusted, of $127.1 million decreased 1% from the prior quarter primarily as a result of lower performance-related fees, partially offset by an increase in average long-term assets. Performance-related fees of $0.6 million declined from $1.1 million in the prior quarter. Employment expenses, as adjusted, increased 14% to $66.9 million largely due to $7.7 million of seasonally higher expenses, primarily payroll taxes and benefits related to the timing of annual incentive payments. Other operating expenses, as adjusted, of $18.9 million compared with $18.2 million in the prior quarter.
Operating income, as adjusted, and the related margin decreased to $40.1 million and 32%, respectively, from $50.1 million and 39%, respectively, in the prior quarter primarily as a result of the seasonally higher employment expenses.
Interest and dividends earned on cash and investments were $3.4 million, a decrease from $4.1 million in the fourth quarter, primarily due to lower dividend income.
Net income attributable to common stockholders, as adjusted, which is net of noncontrolling interests, was $3.32 per diluted common share, a decrease of $1.00, or 23%, from $4.32 in the prior quarter. The decrease primarily reflected lower operating income, as adjusted.
The effective tax rate, as adjusted, was 29%, an increase from 27% in the prior quarter.

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 4.

Select Balance Sheet Items (Unaudited)
(in millions)

	As of			As of
	3/31/2020	3/31/2019	Change	12/31/2019	Change
Cash and cash equivalents	$158.5	$142.3	11%	$221.8	(29%)
Gross debt (1)	$258.2	$328.2	(21%)	$285.7	(10%)
Redeemable noncontrolling interests (2)	$62.2	$54.4	14%	$58.4	6%
Total equity attributable to stockholders	$656.2	$633.5	4%	$675.7	(3%)

Working capital (3)	$155.4	$137.9	13%	$160.1	(3%)
Net debt (cash) (4)	$99.8	$185.8	(46%)	$63.9	56%

(1)	Excludes deferred financing costs of $6.7 million, $10.5 million, and $7.9 million as of March 31, 2020, March 31, 2019, and December 31, 2019, respectively

(2)
Excludes redeemable noncontrolling interests of consolidated investment products of $24.9 million, $4.6 million, and $5.4 million as of March 31, 2020, March 31, 2019, and December 31, 2019, respectively

(3)
Defined as cash and cash equivalents plus accounts receivable, net, less accrued compensation and benefits, accounts payable and accrued liabilities, dividends payable and required principal payments due over the next 12 months, including scheduled amortization and an estimate of the excess cash flow payment; the actual excess cash flow payment will be measured based on fiscal year 2020 financial results and the net leverage ratio as of December 31, 2020

(4)	Defined as gross debt less cash and cash equivalents

Working capital at March 31, 2020 of $155.4 million decreased 3% from December 31, 2019, reflecting repayments of principal on debt and return of capital to shareholders, partially offset by net cash generated from the business.
During the first quarter, the company repurchased 110,956 shares, or 1.6% of beginning-of-quarter outstanding common shares, for $10.0 million. In addition, the company net settled 41,426 shares for $3.5 million to satisfy employee tax obligations on restricted stock units.
The company reduced gross debt by $27.5 million, or 10%, to $258.2 million, including the retirement of $10.0 million of principal at a discount. The net leverage ratio, which is defined as net debt to EBITDA (in accordance with the company's credit agreement), was 0.5x at March 31, 2020, up from 0.3x at December 31, 2019 and down from 0.9x at March 31, 2019.

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 5.

Conference Call

Management will host an investor conference call on Friday, May 1, 2020, at 10 a.m. Eastern to discuss these financial results and related matters. The webcast of the call can be accessed in the Investor Relations section of www.virtus.com, or by telephone at 877-930-7765 for callers in the U.S. and Canada or 253-336-7413 for international callers (Conference ID: 1645768). The presentation that will be reviewed as part of the conference call will be available prior to the call in the Investor Relations section of www.virtus.com. A replay of the call will be available through May 8, 2020 by telephone at 855-859-2056 (U.S. and Canada) or 404-537-3406 (international) (Conference ID: 1645768).

About Virtus Investment Partners

Virtus Investment Partners, Inc. (NASDAQ: VRTS) is a distinctive partnership of boutique investment managers singularly committed to the long-term success of individual and institutional investors. Virtus offers access to a variety of investment styles across multiple disciplines to meet a wide array of investor needs, and provides products and services through affiliated managers and select subadvisers, each with a distinct investment style, autonomous investment process and individual brand. Its affiliated managers include Ceredex Value Advisors, Duff & Phelps Investment Management, Kayne Anderson Rudnick Investment Management, Newfleet Asset Management, Rampart Investment Management, Seix Investment Advisors, Silvant Capital Management, Sustainable Growth Advisers, and Virtus ETF Advisers. Additional information can be found at www.virtus.com.

Investor Relations Contact

Sean Rourke (860) 263-4709 sean.rourke@virtus.com

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 6.

U.S. GAAP Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

	Three Months Ended			Three Months Ended
	3/31/2020	3/31/2019	Change	12/31/2019	Change
Revenues
Investment management fees	$120,288	$105,918	14%	$120,945	(1%)
Distribution and service fees	9,460	10,063	(6%)	9,776	(3%)
Administration and shareholder service fees	14,653	14,413	2%	15,137	(3%)
Other income and fees	165	324	(49%)	226	(27%)
Total revenues	144,566	130,718	11%	146,084	(1%)
Operating Expenses
Employment expenses	66,130	60,851	9%	60,265	10%
Distribution and other asset-based expenses	19,409	19,764	(2%)	20,086	(3%)
Other operating expenses	18,885	18,723	1%	18,238	4%
Operating expenses of consolidated investment products	6,749	451	N/M	620	N/M
Restructuring and severance	—	1,176	(100%)	283	(100%)
Depreciation expense	1,258	1,213	4%	1,263	—%
Amortization expense	7,533	7,541	—%	7,533	—%
Total operating expenses	119,964	109,719	9%	108,288	11%
Operating Income (Loss)	24,602	20,999	17%	37,796	(35%)
Other Income (Expense)
Realized and unrealized gain (loss) on investments, net	(7,544)	3,433	N/M	1,570	N/M
Realized and unrealized gain (loss) of consolidated investment products, net	(8,669)	(1,921)	351%	(3,657)	137%
Other income (expense), net	612	450	36%	519	18%
Total other income (expense), net	(15,601)	1,962	N/M	(1,568)	N/M
Interest Income (Expense)
Interest expense	(3,199)	(5,165)	(38%)	(4,268)	(25%)
Interest and dividend income	752	1,190	(37%)	827	(9%)
Interest and dividend income of investments of consolidated investment products	29,229	27,402	7%	28,296	3%
Interest expense of consolidated investment products	(24,486)	(19,701)	24%	(19,975)	23%
Total interest income (expense), net	2,296	3,726	(38%)	4,880	(53%)
Income (Loss) Before Income Taxes	11,297	26,687	(58%)	41,108	(73%)
Income tax expense (benefit)	10,291	4,219	144%	11,326	(9%)
Net Income (Loss)	1,006	22,468	(96%)	29,782	(97%)
Noncontrolling interests	(5,291)	(722)	N/M	(6,890)	(23%)
Net Income (Loss) Attributable to Stockholders	(4,285)	21,746	N/M	22,892	N/M
Preferred stockholder dividends	—	(2,084)	(100%)	(2,084)	(100%)
Net Income (Loss) Attributable to Common Stockholders	$(4,285)	$19,662	N/M	$20,808	N/M
Earnings (Loss) Per Share - Basic	$(0.58)	$2.80	N/M	$3.02	N/M
Earnings (Loss) Per Share - Diluted	$(0.58)	$2.61	N/M	$2.83	N/M
Cash Dividends Declared Per Preferred Share	$—	$1.81	(100%)	$1.81	(100%)
Cash Dividends Declared Per Common Share	$0.67	$0.55	22%	$0.67	—%
Weighted Average Shares Outstanding - Basic	7,422	7,015	6%	6,881	8%
Weighted Average Shares Outstanding - Diluted	7,422	8,322	(11%)	8,084	(8%)

N/M - Not Meaningful

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 7.

Assets Under Management - Product and Asset Class
(in millions)

	Three Months Ended
	3/31/2019	06/30/2019	9/30/2019	12/31/2019	3/31/2020
By product (period end):
Open-End Funds (1)	$40,633	$41,223	$41,190	$42,870	$33,498
Closed-End Funds	6,553	6,653	6,816	6,748	5,343
Exchange Traded Funds	1,102	1,078	1,054	1,156	480
Retail Separate Accounts	17,123	18,260	18,863	20,414	17,660
Institutional Accounts	30,514	32,056	30,951	32,635	28,210
Structured Products	3,998	3,984	3,972	3,903	4,343
Total Long-Term	$99,923	$103,254	$102,846	$107,726	$89,534
Liquidity (2)	1,789	1,752	1,221	1,178	1,160
Total	$101,712	$105,006	$104,067	$108,904	$90,694

By product (average) (3)
Open-End Funds (1)	$39,532	$40,961	$41,457	$41,718	$41,060
Closed-End Funds	6,258	6,551	6,649	6,639	6,524
Exchange Traded Funds	871	1,082	1,048	1,049	962
Retail Separate Accounts	14,998	17,123	18,260	18,863	20,414
Institutional Accounts	29,354	30,771	31,462	31,748	31,534
Structured Products	3,669	3,968	3,957	3,903	4,191
Total Long-Term	$94,682	$100,456	$102,833	$103,920	$104,685
Liquidity (2)	1,725	1,769	1,710	1,195	1,219
Total	$96,407	$102,225	$104,543	$105,115	$105,904

By asset class (period end):
Equity	$61,781	$64,888	$65,544	$70,720	$57,180
Fixed Income	33,674	32,983	31,704	31,186	28,231
Alternatives (4)	4,468	5,383	5,598	5,820	4,123
Total Long-Term	$99,923	$103,254	$102,846	$107,726	$89,534
Liquidity (2)	1,789	1,752	1,221	1,178	1,160
Total	$101,712	$105,006	$104,067	$108,904	$90,694

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 8.

Assets Under Management - Average Management Fees Earned (5)
(in basis points)

	Three Months Ended
	3/31/2019	6/30/2019	9/30/2019	12/31/2019	3/31/2020
All Products
Open-End Funds (1)	54.6	55.7	56.6	57.4	57.8
Closed-End Funds	64.9	65.0	64.7	64.0	62.8
Exchange Traded Funds	16.7	23.4	25.3	22.0	21.3
Retail Separate Accounts	48.7	48.4	48.0	46.8	50.7
Institutional Accounts (6)	30.6	30.8	31.8	31.8	29.2
Structured Products (6)	37.1	35.3	37.3	37.9	33.9
All Long-Term Products (6)	45.9	46.3	46.9	47.0	46.8
Liquidity (2)	9.9	10.6	10.7	8.9	9.8
All Products	45.3	45.7	46.3	46.5	46.4

(1)	Represents assets under management of U.S. retail funds, offshore funds and variable insurance funds

(2)	Represents assets under management in liquidity strategies, including in certain open-end funds and institutional accounts

(3)	Averages are calculated as follows:
- Funds - average daily or weekly balances
- Retail Separate Accounts - prior-quarter ending balance
- Institutional Accounts and Structured Products - average of month-end balances in quarter

(4)	Consists of real estate securities, mid-stream energy securities and master limited partnerships, options strategies, and other.

(5)	Represents investment management fees divided by average assets. Investment management fees exclude the impact of consolidated investment products
(6)     Includes performance-related fees, in basis points, earned during the three months ended as follows:

	3/31/2019	6/30/2019	9/30/2019	12/31/2019	3/31/2020
Institutional Accounts	0.5	0.2	1.5	1.2	0.8
Structured Products	—	—	—	1.5	—
All Long-Term Products	0.2	0.1	0.5	0.4	0.2

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 9.

Assets Under Management - Asset Flows by Product
(in millions)

	Three Months Ended
	3/31/2019	6/30/2019	9/30/2019	12/31/2019	3/31/2020
Open-End Funds (1)
Beginning balance	$37,710	$40,633	$41,223	$41,190	$42,870
Inflows	3,000	2,510	2,982	2,343	3,874
Outflows	(3,867)	(3,214)	(3,164)	(2,784)	(5,471)
Net flows	(867)	(704)	(182)	(441)	(1,597)
Market performance	3,839	1,465	(69)	2,301	(7,730)
Other (2)	(49)	(171)	218	(180)	(45)
Ending balance	$40,633	$41,223	$41,190	$42,870	$33,498

Closed-End Funds
Beginning balance	$5,956	$6,553	$6,653	$6,816	$6,748
Inflows	11	9	14	10	5
Outflows	—	—	—	—	—
Net flows	11	9	14	10	5
Market performance	662	182	246	26	(1,185)
Other (2)	(76)	(91)	(97)	(104)	(225)
Ending balance	$6,553	$6,653	$6,816	$6,748	$5,343

Exchange Traded Funds
Beginning balance	$668	$1,102	$1,078	$1,054	$1,156
Inflows	394	132	94	164	86
Outflows	(46)	(117)	(54)	(62)	(233)
Net flows	348	15	40	102	(147)
Market performance	108	(5)	(36)	23	(505)
Other (2)	(22)	(34)	(28)	(23)	(24)
Ending balance	$1,102	$1,078	$1,054	$1,156	$480

Retail Separate Accounts
Beginning balance	$14,998	$17,123	$18,260	$18,863	$20,414
Inflows	753	731	819	1,012	1,061
Outflows	(472)	(447)	(435)	(436)	(775)
Net flows	281	284	384	576	286
Market performance	1,895	877	297	976	(3,040)
Other (2)	(51)	(24)	(78)	(1)	—
Ending balance	$17,123	$18,260	$18,863	$20,414	$17,660

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 10.

Assets Under Management - Asset Flows by Product (continued)
(in millions)

	Three Months Ended
	3/31/2019	6/30/2019	9/30/2019	12/31/2019	3/31/2020
Institutional Accounts
Beginning balance	$27,445	$30,514	$32,056	$30,951	$32,635
Inflows	954	1,737	851	1,235	1,499
Outflows	(1,154)	(1,259)	(2,216)	(1,091)	(1,777)
Net flows	(200)	478	(1,365)	144	(278)
Market performance	3,156	1,141	527	1,553	(4,150)
Other (2)	113	(77)	(267)	(13)	3
Ending balance	$30,514	$32,056	$30,951	$32,635	$28,210

Structured Products
Beginning balance	$3,640	$3,998	$3,984	$3,972	$3,903
Inflows	389	—	—	—	491
Outflows	(16)	(21)	(16)	(45)	(42)
Net flows	373	(21)	(16)	(45)	449
Market performance	27	56	54	36	39
Other (2)	(42)	(49)	(50)	(60)	(48)
Ending balance	$3,998	$3,984	$3,972	$3,903	$4,343

Total Long-Term
Beginning balance	$90,417	$99,923	$103,254	$102,846	$107,726
Inflows	5,501	5,119	4,760	4,764	7,016
Outflows	(5,555)	(5,058)	(5,885)	(4,418)	(8,298)
Net flows	(54)	61	(1,125)	346	(1,282)
Market performance	9,687	3,716	1,019	4,915	(16,571)
Other (2)	(127)	(446)	(302)	(381)	(339)
Ending balance	$99,923	$103,254	$102,846	$107,726	$89,534

Liquidity (3)
Beginning balance	$1,613	$1,789	$1,752	$1,221	$1,178
Other (2)	176	(37)	(531)	(43)	(18)
Ending balance	$1,789	$1,752	$1,221	$1,178	$1,160

Total
Beginning balance	$92,030	$101,712	$105,006	$104,067	$108,904
Inflows	5,501	5,119	4,760	4,764	7,016
Outflows	(5,555)	(5,058)	(5,885)	(4,418)	(8,298)
Net flows	(54)	61	(1,125)	346	(1,282)
Market performance	9,687	3,716	1,019	4,915	(16,571)
Other (2)	49	(483)	(833)	(424)	(357)
Ending balance	$101,712	$105,006	$104,067	$108,904	$90,694

(1)	Represents assets under management of U.S. retail funds, offshore funds and variable insurance funds

(2)
Represents open-end and closed-end fund distributions net of reinvestments, the net change in assets from liquidity strategies, and the effect on net flows from non-sales related activities such as asset acquisitions/(dispositions), seed capital investments/(withdrawals), structured products reset transactions, and the use of leverage

(3)	Represents assets under management in liquidity strategies, including in certain open-end funds and institutional accounts

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 11.

Non-GAAP Information and Reconciliations
(in thousands except per share data)

The following are reconciliations and related notes of the most comparable U.S. GAAP measure to each non-GAAP measure.

The non-GAAP financial measures included in this release differ from financial measures determined in accordance with U.S. GAAP as a result of the reclassification of certain income statement items, as well as the exclusion of certain expenses and other items that are not reflective of the earnings generated from providing investment management and related services. Non-GAAP financial measures have material limitations and should not be viewed in isolation or as a substitute for U.S. GAAP measures.

Reconciliation of Total Revenues, GAAP to Total Revenues, as Adjusted:

	Three Months Ended
	3/31/2020	3/31/2019	12/31/2019
Total revenues, GAAP	$144,566	$130,718	$146,084
Consolidated investment products revenues (1)	1,952	1,684	2,377
Investment management fees (2)	(9,947)	(9,698)	(10,304)
Distribution and service fees (2)	(9,462)	(10,066)	(9,782)
Total revenues, as adjusted	$127,109	$112,638	$128,375

Reconciliation of Total Operating Expenses, GAAP to Operating Expenses, as Adjusted:

	Three Months Ended
	3/31/2020	3/31/2019	12/31/2019
Total operating expenses, GAAP	$119,964	$109,719	$108,288
Consolidated investment products expenses (1)	(6,749)	(451)	(620)
Distribution and other asset-based expenses (3)	(19,409)	(19,764)	(20,086)
Amortization of intangible assets (4)	(7,533)	(7,541)	(7,533)
Restructuring and severance (5)	—	(1,176)	(283)
Acquisition and integration expenses (6)	781	(1,480)	(1,193)
Other (7)	—	(180)	(308)
Total operating expenses, as adjusted	$87,054	$79,127	$78,265

Reconciliation of Operating Income (Loss), GAAP to Operating Income (Loss), as Adjusted:

	Three Months Ended
	3/31/2020	3/31/2019	12/31/2019
Operating income (loss), GAAP	$24,602	$20,999	$37,796
Consolidated investment products (earnings) losses (1)	8,701	2,135	2,997
Amortization of intangible assets (4)	7,533	7,541	7,533
Restructuring and severance (5)	—	1,176	283
Acquisition and integration expenses (6)	(781)	1,480	1,193
Other (7)	—	180	308
Operating income (loss), as adjusted	$40,055	$33,511	$50,110

Operating margin, GAAP	17.0%	16.1%	25.9%
Operating margin, as adjusted	31.5%	29.8%	39.0%

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Virtus Investment Partners, Inc. 12.

Reconciliation of Net Income (Loss) Attributable to Common Stockholders, GAAP to Net Income (Loss) Attributable to Common Stockholders, as Adjusted:

	Three Months Ended
	3/31/2020	3/31/2019	12/31/2019
Net income (loss) attributable to common stockholders, GAAP	$(4,285)	$19,662	$20,808
Amortization of intangible assets, net of tax (4)	4,601	4,739	4,737
Restructuring and severance, net of tax (5)	—	857	206
Acquisition and integration expenses, net of tax (6)	(554)	1,078	868
Other, net of tax (7)	7,218	958	8,193
Seed capital and CLO investments (gains) losses, net of tax (8)	19,484	(4,564)	93
Net income (loss) attributable to common stockholders, as adjusted	$26,464	$22,730	$34,905

Weighted average shares outstanding - diluted	7,422	8,322	8,084
Dilutive impact of restricted stock units and stock options	232	—	—
Preferred stockA	321	—	—
Weighted average shares outstanding - diluted, as adjusted	7,975	8,322	8,084

Earnings (loss) per share - diluted, GAAP	$(0.58)	$2.61	$2.83
Earnings (loss) per share - diluted, as adjusted	$3.32	$2.73	$4.32

A
For the period ending March 31, 2020, assumes conversion of preferred shares to common shares at the actual mandatory conversion rate of 0.7938 for the portion of the period prior to the conversion, which occurred on February 1, 2020

Reconciliation of Income (Loss) Before Taxes, GAAP to Income (Loss) Before Taxes, as Adjusted:

	Three Months Ended
	3/31/2020	3/31/2019	12/31/2019
Income (loss) before taxes, GAAP	$11,297	$26,687	$41,108
Consolidated investment products (earnings) losses (1)	1,732	114	(304)
Amortization of intangible assets (4)	7,533	7,541	7,533
Restructuring and severance (5)	—	1,176	283
Acquisition and integration expenses (6)	(781)	1,480	1,193
Other (7)	(704)	180	308
Seed capital and CLO investments (gains) losses (8)	20,185	(3,795)	311
Income (loss) before taxes, as adjusted	$39,262	$33,383	$50,432

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Virtus Investment Partners, Inc. 13.

Reconciliation of Income Tax Expense (Benefit), GAAP to Income Tax Expense (Benefit), as Adjusted:

	Three Months Ended
	3/31/2020	3/31/2019	12/31/2019
Income tax expense (benefit), GAAP	$10,291	$4,219	$11,326
Tax impact of:
Amortization of intangible assets (4)	2,189	2,047	2,054
Restructuring and severance (5)	—	319	77
Acquisition and integration expenses (6)	(227)	402	325
Other (7)	(1,547)	1,306	(247)
Seed capital and CLO investments (gains) losses (8)	701	769	218
Income tax expense (benefit), as adjusted	$11,407	$9,062	$13,753

Effective tax rate, GAAPA	91.1%	15.8%	27.6%
Effective tax rate, as adjustedB	29.1%	27.1%	27.3%

A	Reflects income tax expense (benefit), GAAP, divided by income (loss) before taxes, GAAP

B	Reflects income tax expense (benefit), as adjusted, divided by income (loss) before taxes, as adjusted

Reconciliation of Administration and Shareholder Service Fees, GAAP to Administration and Shareholder Service Fees, as Adjusted:

	Three Months Ended
	3/31/2020	3/31/2019	12/31/2019
Administration and shareholder service fees, GAAP	$14,653	$14,413	$15,137
Consolidated investment products fees (1)	39	27	52
Administration and shareholder service fees, as adjusted	$14,692	$14,440	$15,189

Reconciliation of Employment Expenses, GAAP to Employment Expenses, as Adjusted:

	Three Months Ended
	3/31/2020	3/31/2019	12/31/2019
Employment expenses, GAAP	$66,130	$60,851	$60,265
Acquisition and integration expenses (6)	781	(1,433)	(1,193)
Other (7)	—	—	(308)
Employment expenses, as adjusted	$66,911	$59,418	$58,764

Reconciliation of Other Operating Expenses, GAAP to Other Operating Expenses, as Adjusted:

	Three Months Ended
	3/31/2020	3/31/2019	12/31/2019
Other operating expenses, GAAP	$18,885	$18,723	$18,238
Acquisition and integration expenses (6)	—	(47)	—
Other (7)	—	(180)	—
Other operating expenses, as adjusted	$18,885	$18,496	$18,238

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Virtus Investment Partners, Inc. 14.

Reconciliation of Total Other Income (Expense), Net, GAAP to Total Other Income (Expense), Net, as Adjusted:

	Three Months Ended
	3/31/2020	3/31/2019	12/31/2019
Total other income (expense), net GAAP	$(15,601)	$1,962	$(1,568)
Consolidated investment products (1)	(4,855)	2,642	1,747
Seed capital and CLO investments (gains) losses (8)	20,185	(3,795)	311
Total other income (expense), net as adjusted	$(271)	$809	$490

Reconciliation of Interest and Dividend Income, GAAP to Interest and Dividend Income, as Adjusted:

	Three Months Ended
	3/31/2020	3/31/2019	12/31/2019
Interest and dividend income, GAAP	$752	$1,190	$827
Consolidated investment products (1)	2,629	3,038	3,273
Interest and dividend income, as adjusted	$3,381	$4,228	$4,100

Reconciliation of Total Noncontrolling Interests, GAAP to Total Noncontrolling Interests, as Adjusted

	Three Months Ended
	3/31/2020	3/31/2019	12/31/2019
Total noncontrolling interests, GAAP	$(5,291)	$(722)	$(6,890)
Consolidated investment products (1)	(1,732)	(114)	304
Amortization of intangible assets (4)	(743)	(755)	(742)
Other (7)	6,375	—	5,554
Total noncontrolling interests, as adjusted	$(1,391)	$(1,591)	$(1,774)

Notes to Reconciliations:

Reclassifications:

1.
Consolidated investment products - Revenues and expenses generated by operating activities of mutual funds and CLOs that are consolidated in the financial statements. Management believes that excluding these operating activities to reflect net revenues and expenses of the company prior to the consolidation of these products is consistent with the approach of reflecting its operating results from managing third-party client assets.

Other adjustments:

Revenue Related

2.
Investment management / Distribution and service fees - Each of these revenue line items is reduced to exclude fees passed through to third-party client intermediaries who own the retail client relationship and are responsible for distributing the product and servicing the client. The amount of fees fluctuates each period, based on a predetermined percentage of the value of assets under management, and varies based on the type of investment product. The specific adjustments are as follows:

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Virtus Investment Partners, Inc. 15.

Investment management fees - Based on specific agreements, the portion of investment management fees passed-through to third-party intermediaries for services to investors in sponsored investment products.
Distribution and service fees - Based on distinct arrangements, fees collected by the company then passed-through to third-party client intermediaries for services to investors in sponsored investment products. The adjustment represents all of the company's distribution and service fees that are recorded as a separate line item on the condensed consolidated statements of operations.
Management believes that making these adjustments aids in comparing the company's operating results with other asset management firms that do not utilize third-party client intermediaries.

Expense Related

3.
Distribution and other asset-based expenses - Primarily payments to third-party client intermediaries for providing services to investors in sponsored investment products. Management believes that making this adjustment aids in comparing the company’s operating results with other asset management firms that do not utilize third-party client intermediaries.

4.
Amortization of intangible assets - Non-cash amortization expense or impairment expense, if any, attributable to acquisition-related intangible assets, including any portion that is allocated to noncontrolling interests. Management believes that making this adjustment aids in comparing the company’s operating results with other asset management firms that have not engaged in acquisitions.

5.
Restructuring and severance - Certain expenses associated with restructuring the business, including lease abandonment-related expenses and severance costs associated with staff reductions, that are not reflective of the ongoing earnings generation of the business. Management believes that making this adjustment aids in comparing the company's operating results with prior periods.

6.
Acquisition and integration expenses - Expenses that are directly related to acquisition and integration activities. Acquisition expenses include transaction closing costs, certain professional fees, and financing fees. Integration expenses include costs incurred that are directly attributable to combining businesses, including compensation, restructuring and severance charges, professional fees, consulting fees, and other expenses. Management believes that making these adjustments aids in comparing the company’s operating results with other asset management firms that have not engaged in acquisitions.

Components of Acquisition and Integration Expenses for the respective periods are shown below:

	Three Months Ended
Acquisition and Integration Expenses	3/31/2020	3/31/2019	12/31/2019
Employment expenses	(781)	$1,433	$1,193
Other operating expenses	—	47	—
Total Acquisition and Integration Expenses	$(781)	$1,480	$1,193

7. Other - Certain expenses that are not reflective of the ongoing earnings generation of the business. Employment expenses and noncontrolling interests are adjusted for fair value measurements of affiliate minority interests. Interest expense is adjusted to remove gains on early extinguishment of debt. Income tax expense (benefit) items are adjusted for uncertain tax positions, changes in tax law, valuation allowances, and other unusual or infrequent items not related to current operating results to reflect a normalized effective rate. Preferred dividends are adjusted as preferred shares were mandatorily converted into common shares on February 1, 2020 and the non-GAAP weighted

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Virtus Investment Partners, Inc. 16.

average shares are adjusted to reflect the conversion. Management believes that making these adjustments aids in comparing the company’s operating results with prior periods.

Components of Other for the respective periods are shown below:

	Three Months Ended
Other	3/31/2020	3/31/2019	12/31/2019
Occupancy related expenses	$—	$180	$—
Tax impact of occupancy related expenses	—	(49)	—
Employment expense fair value adjustments	—	—	308
Tax impact of employment expense fair value adjustments	—	—	(84)
Gain on extinguishment of debt	(704)	—	—
Tax impact of gain on extinguishment of debt	205	—	—
Other discrete tax adjustments	1,342	(1,257)	331
Affiliate minority interest fair value adjustments	6,375	—	5,554
Preferred stockholder dividends	—	2,084	2,084
Total Other	$7,218	$958	$8,193

Seed Capital and CLO Related

8. Seed capital and CLO investments (gains) losses - Gains and losses (realized and unrealized) of seed capital and CLO investments. Gains and losses (realized and unrealized) generated by investments in seed capital and CLO investments can vary significantly from period to period and do not reflect the company’s operating results from providing investment management and related services. Management believes that making this adjustment aids in comparing the company’s operating results with prior periods and with other asset management firms that do not have meaningful seed capital and CLO investments.

Definitions:

Revenues, as adjusted, comprise the fee revenues paid by clients for investment management and related services. Revenues, as adjusted, for purposes of calculating net income attributable to common stockholders, as adjusted, differ from U.S. GAAP, namely in excluding the impact of operating activities of consolidated investment products and reduced to exclude fees passed-through to third-party client intermediaries who own the retail client relationship and are responsible for distributing the product and servicing the client.
Operating expenses, as adjusted, is calculated to reflect expenses from ongoing continuing operations. Operating expenses, as adjusted, for purposes of calculating net income attributable to common stockholders, as adjusted, differ from U.S. GAAP expenses in that they exclude amortization or impairment, if any, of intangible assets, restructuring and severance, the effect of consolidated investment products, acquisition and integration-related expenses and certain other expenses that do not reflect the ongoing earnings generation of the business.
Operating margin, as adjusted, is a metric used to evaluate efficiency represented by operating income, as adjusted, divided by revenues, as adjusted.
Earnings (loss) per share, as adjusted, represent net income (loss) attributable to common stockholders, as adjusted, divided by weighted average shares outstanding, as adjusted, on either a basic or diluted basis.

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Virtus Investment Partners, Inc. 17.

Forward-Looking Information
This press release contains statements that are, or may be considered to be, forward-looking statements. All statements that are not historical facts, including statements about our beliefs or expectations, are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995, as amended. These statements may be identified by such forward-looking terminology as “expect,” “estimate,” “intent,” “plan,” “intend,” “believe,” “anticipate,” “may,” “will,” “should,” “could,” “continue,” “project,” “opportunity,” “predict,” “would,” “potential,” “future,” “forecast,” “guarantee,” “assume,” “likely,” “target” or similar statements or variations of such terms.
Our forward-looking statements are based on a series of expectations, assumptions and projections about the company and the markets in which we operate, are not guarantees of future results or performance, and involve substantial risks and uncertainty including assumptions and projections concerning our assets under management, net asset inflows and outflows, operating cash flows, business plans and ability to borrow, for all future periods. All forward-looking statements are as of the date of this release only. The company can give no assurance that such expectations or forward-looking statements will prove to be correct. Actual results may differ materially.
Our business and our forward-looking statements involve substantial known and unknown risks and uncertainties, including those discussed under "Risk Factors" and "Management’s Discussion and Analysis of Financial Condition and Results of Operations" in our 2019 Annual Report on Form 10-K, as well as the following risks and uncertainties resulting from: (i) the on-going effects of the COVID-19 pandemic and associated global economic disruption (ii) general domestic and global economic, political and pandemic conditions; (iii) any reduction in our assets under management; (iv) withdrawal, renegotiation or termination of investment advisory agreements; (v) damage to our reputation; (vi) failure to comply with investment guidelines or other contractual requirements; (vii) inability to satisfy financial covenants and payments related to our indebtedness; (viii) inability to attract and retain key personnel; (ix) challenges from the competition we face in our business; (x) adverse regulatory and legal developments; (xi) unfavorable changes in tax laws or limitations; (xii) adverse developments related to unaffiliated subadvisers; (xiii) negative implications of changes in key distribution relationships; (xiv) interruptions in or failure to provide critical technological service by us or third parties; (xv) volatility associated with our common stock; (xvi) adverse civil litigation and government investigations or proceedings; (xvii) risk of loss on our investments; (xviii) inability to make quarterly common stock dividends; (xix) lack of sufficient capital on satisfactory terms; (xx) losses or costs not covered by insurance; (xxi) impairment of goodwill or intangible assets; (xxii) inability to achieve expected acquisition-related benefits; and other risks and uncertainties.  Any occurrence of, or any material adverse change in, one or more risk factors or risks and uncertainties referred to above, in our 2019 Annual Report on Form 10-K and our other periodic reports filed with the Securities and Exchange Commission (the "SEC") could materially and adversely affect our operations, financial results, cash flows, prospects and liquidity.

Certain other factors that may impact our continuing operations, prospects, financial results and liquidity, or that may cause actual results to differ from such forward-looking statements, are discussed or included in the company’s periodic reports filed with the SEC and are available on our website at www.virtus.com under “Investor Relations.” You are urged to carefully consider all such factors.

The company does not undertake or plan to update or revise any such forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this release, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized. If there are any future public statements or disclosures by us that modify or affect any of the forward-looking statements contained in or accompanying this release, such statements or disclosures will be deemed to modify or supersede such statements in this release.

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com